UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 4 Par-La-Ville Road

Hamilton HM 08, Bermuda

(Address of principal executive offices)

(441) 269-6611

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 2, 2013, Tower Group International, Ltd. (“Tower”) entered into a stock purchase agreement (the “Purchase Agreement”) with Fairfax Financial Holdings Limited (the “Fairfax”). Pursuant to the Purchase Agreement, Fairfax intends to sell, and Tower intends to buy, all of Fairfax’s interest in and title to all of the issued and outstanding shares of stock of American Safety Reinsurance, Ltd. (“ASRe”), a Bermuda-based reinsurance subsidiary of American Safety Insurance Holdings, Ltd. (“ASI”). The transaction, which is expected to close in the second half of 2013, is subject to regulatory approvals and to the consummation of the agreement and plan of merger, dated as of June 2, 2013, among Fairfax, a subsidiary of Fairfax, and ASI.

The foregoing description of the transaction is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

2.1	Share Purchase Agreement, dated as of June 2, 2013, by and between Tower Group International, Ltd. and Fairfax Financial Holdings Limited

99.1	Copy of Press Release issued by Tower Group International, Ltd., dated June 3, 2013

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: June 3, 2013	/s/ Elliot S. Orol
ELLIOT S. OROL
Senior Vice President, General Counsel and Secretary